Exhibit 10.2

SQUARE 1 FINANCIAL, INC.

2009 STOCK INCENTIVE PLAN

1. PURPOSE. The purpose of this 2009 Stock Incentive Plan (the “Plan”) is to aid Square 1 Financial, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company or its Subsidiaries or Affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan is a complete amendment and restatement of the Company’s 2005 Stock Option Plan (the “Prior Plan”).

2. DEFINITIONS. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

Affiliate means Square 1 Bank and any other corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes of the Plan, an ownership interest of more than fifty percent (50%) shall be deemed to be a controlling interest.

Award means any Option, SAR, Restricted Stock or Other Stock-Based Award, together with any related right or interest, granted to a Participant under the Plan.

Award Agreement means the document issued, either in writing or by electronic means, by the Company to a Participant evidencing the grant of an Award and setting forth the specific terms, conditions, restrictions and limitations applicable to the Award.

Beneficiary means the person, persons, trust or trusts designated as being entitled to receive the benefits under a Participant’s Award upon and following such Participant’s death. Unless otherwise determined by the Committee, a Participant may designate one or more individuals and/or one or more trusts as his or her Beneficiary, and in the absence of a designated Beneficiary the Participant’s Beneficiary shall be as specified in Section 10(b)(ii). Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse, or a trust in which the Participant’s spouse is the sole beneficiary, shall be subject to the written consent of such spouse.

Board means the Company’s Board of Directors.

Change in Control shall have the meaning specified in Section 9(b).

Code means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

Committee means the Compensation Committee of the Board as designated from time to time by the Board. The full Board may perform any function of the Committee hereunder in which case the term “Committee” shall refer to the Board.

Disability means an event which results in the Participant being (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve

(12) months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or any Subsidiary.

Effective Date means the date of approval of the Plan by the Company’s stockholders, as specified in Section 10(l).

Eligible Person has the meaning specified in Section 5.

Exchange Act means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

Fair Market Value means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Fair Market Value relating to the exercise price or base price of any Option or SAR and relating to the market value of Stock measured at the time of exercise shall be determined in accordance with applicable requirements under Code Section 409A, including without limitation, the requirements specified in Treasury Regulation Section 1.409A-1(b)(5)(iv).

Incentive Stock Option or ISO means an Option granted under Section 6(b) that meets the requirements of Code Section 422 and any regulations or rules promulgated thereunder, and is designated as an Incentive Stock Option in the Award Agreement.

Nonqualified Stock Option means any Option granted under Section 6(b) that is not an Incentive Stock Option.

Option means a right to purchase Stock granted under Section 6(b).

Other Stock-Based Award means an Award (other than an Option, SAR or Restricted Stock Award) granted to a Participant under Section 6(f) that consists of, or is denominated in, payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock or factors that influence the value of Stock.

Participant means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

Restricted Stock means Stock granted under this Plan that is subject to such restrictions and risks of forfeiture that the Committee, in its discretion, shall impose at the time of grant and set out in the Award Agreement.

Restriction Period means the period of time during which Restricted Stock Awards will remain subject to restrictions imposed by the Committee and set out in the Award Agreement.

Separation from Service means the date of cessation of a Participant’s employment or service relationship with the Company and any Affiliate or Subsidiary for any reason, with or without cause, as determined by the Company. A transfer of a Participant between and among the Company or a Subsidiary or Affiliate shall not be deemed a Separation from Service for purposes of the Plan. Notwithstanding the forgoing, the date on which a participant incurs a Separation from Service shall be determined in accordance with Code Section 409A(a)(2)(A)(i) and Treasury Regulation Section 1.409A-1(h).

Stock means the Company’s common stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 10(c).

Stock Appreciation Right or SAR means a right granted to a Participant under Section 6(c).

Subsidiary means any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Code Section 424(f).

3. ADMINISTRATION.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority and discretion, in each case subject to and consistent with the provisions of the Plan and any applicable laws or regulations, to:

(i) select Eligible Persons to become Participants;

(ii) grant Awards under the Plan and determine the form of an Award, the amount of Stock subject to an Award, and all terms, conditions and other matters relating to an Award, including without limitation, the dates on which Awards may be exercised or become vested and the Restriction Period, if any, relating to an Award, the expiration date of an Award, and whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property;

(iii) subject to any express provision of the Plan, waive or amend any terms, conditions, restrictions or limitations on an Award;

(iv) prescribe the terms of any Award Agreements evidencing Awards (such Award Agreements need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto;

(v) make any adjustments permitted by the Plan (including but not limited to adjustment of the number of shares of Stock available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Section 10(c);

(vi) construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein; and

(vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Committee Determinations. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, either the Board, the Committee, or another committee of the Board may perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, as the Board may at any time direct.

(c) Delegation of Authority. The Committee may delegate to one or more officers or managers of the Company or any Subsidiary or Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such administrative functions as the Committee may determine.

(d) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary or Affiliate, the Company’s independent auditors or consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a Subsidiary or Affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the fullest extent permitted by law and the Company’s By-Laws, be fully indemnified and protected by the Company with respect to any such action or determination.

4. STOCK SUBJECT TO PLAN.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided under Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 2,075,000 shares. Such shares shall include 1,575,000 shares reserved under the Prior Plan and 500,000 shares added in connection with the amendments and restatement of the Prior Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan is canceled, expired, forfeited, exchanged, settled in cash, settled by delivery of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan and (ii) shares that are withheld from an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such Award shall be deemed to constitute shares not delivered and will be available under the Plan. All shares are available for the grant of ISOs.

5. ELIGIBILITY. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means:

(a) an employee of the Company or any Subsidiary or Affiliate, or

(b) any non-employee director of the Company or any Subsidiary or Affiliate.

An employee on leave of absence may be considered as still in the employ of the Company, or a Subsidiary or Affiliate, for purposes of eligibility to participate in the Plan.

6. SPECIFIC TERMS OF AWARDS.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee, in its sole discretion, shall determine, including terms requiring forfeiture of Awards in the event of Separation from Service by the Participant and terms permitting a Participant to make elections relating to his or her Award to the extent permitted under the Plan. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, or contained in an Award Agreement. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law or other applicable law, and may otherwise require payment of consideration for an Award, except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to those Eligible Persons whom the Committee may from time to time select, in the amounts and pursuant to such other terms and conditions that the Committee, in its discretion, may determine and set out in the Award Agreement, subject to the following provisions:

(i) Form. Options granted under the Plan may, at the discretion of the Committee, be in the form of Nonqualified Stock Options, Incentive Stock Options or a combination of the two, subject to the restrictions set forth in paragraph (vii) below with respect to grants of Incentive Stock Options. The Committee shall designate the form of the Option at the time of grant and such form shall be specified in the Award Agreement. Where both a Nonqualified Stock Option and an Incentive Stock Option are granted to an Eligible Person at the same time, such Awards shall be deemed to have been granted in separate grants, shall be clearly identified, and in no event will the exercise of one such Award affect the right to exercise the other Award.

(ii) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and Nonqualified Stock Options) shall not be less than the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing, any substitute Award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a Subsidiary or Affiliate, or with which the Company or a Subsidiary or Affiliate combines may be granted with an exercise price per share of Stock other than as required above, provided that exercise price set by the Committee for such substitute Award satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) so that the grant of such substitute Award will not be treated as the grant of a new Stock right or a change in the form of payment of the original outstanding award for purposes of Code Section 409A. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 10(c) of the Plan.

(iii) Option Term. In no event shall the term of any Option exceed a period of ten years from the date of grant.

(iv) Time of Exercise. The Committee shall determine and set out in the Award Agreement the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions or restrictions on exercise relating to Options will lapse in whole or in part in the event of a Separation from Service resulting from specified causes, but only to the extent that such action will not cause the Option to become subject to the requirements of Code Section 409A.

(v) Method of Exercise. Unless the Committee provides otherwise in an Award Agreement, an Option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by full payment of the exercise price plus applicable taxes, if any. No Stock certificates shall be registered and delivered, and no Participant shall have any rights to dividends or other rights of a shareholder with respect to shares subject to the Option, until the Participant has given written notice of exercise and made full payment of the exercise price for such shares (including taxes). The Committee may set out in the Award Agreement such other conditions and limitations on the exercise of Options as it, in its sole discretion, shall determine.

(vi) Payment of Exercise Price. Unless the Committee provides otherwise in an Award Agreement, payment of the exercise price of an Option may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. In addition, at the discretion of the Committee, the Committee may provide that payment of all or a portion of the exercise price may be made by:

(A) Tendering (actually or by attestation) to the Company previously acquired shares of Stock that have been held by the Participant for at least six (6) months and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the exercise price being so paid;

(B) Provided such payment method has been expressly authorized by the Board or the Committee in advance in a writing delivered to the Participant with respect to a specific Option exercise and subject to any requirements of applicable law and regulations, instructing the Company to reduce the number of shares that would otherwise be issued on exercise by such number of shares having in the aggregate a Fair Market Value on the date of exercise equal to the applicable portion of the exercise price being so paid; or

(C) To the extent permitted by law, by means of a broker-assisted cashless exercise transaction.

(vii) Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations and restrictions.

(A) Eligibility. Incentive Stock Options may be granted only to employees of the Company or an Affiliate or Subsidiary that is a “subsidiary” or “parent corporation,” within the meaning of Code Section 424, of the Company. In no event may an Incentive Stock Option be granted to an employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or such Affiliate or Subsidiary.

(B) Timing of Grant. No Incentive Stock Option shall be granted under the Plan after the 10-year anniversary of the earlier of the date the Plan (in the form in effect prior to this Amendment and Restatement) was originally approved by the Company’s stockholders in accordance with Section 10(o).

(C) Amount of Award. The aggregate Fair Market Value on the date of grant of the shares with respect to which such Incentive Stock Options first become exercisable during any calendar year under the terms of the Plan for any Participant may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all Plans maintained by the Company and any Affiliate and Subsidiary shall be aggregated. To the extent any Incentive Stock Option first becomes exercisable in a calendar year and such limit would be exceeded, such Incentive Stock Option shall thereafter be treated as a Nonqualified Stock Option for all purposes.

(D) Timing of Exercise. In the event that an Incentive Stock Option is exercised by a Participant more than three (3) months after a Participant’s Separation from Service (or more than twelve (12) months after the Participant dies or becomes Disabled), such Incentive Stock Option shall thereafter be treated as a Nonqualified Stock Option for all purposes. For this purpose, an employee’s employment relationship shall be treated as continuing intact while the employee is on military leave, sick leave or other bona fide leave of absence (such as temporary employment with the Government) duly authorized in writing by the Company if the period of such leave does not exceed three (3) months or, if longer, so long as the employee’s right to reemployment with the Company or an Affiliate or Subsidiary is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months and the employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such three-month period.

(E) Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option granted hereunder shall be exercisable, during his or her lifetime, only by the Participant.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to those Eligible Persons whom the Committee may from time to time select, in the amounts and pursuant to such other terms and conditions that the Committee, in its discretion, may determine and set out in the Award Agreement, subject to the following provisions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of each SAR shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten (10) years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement (which may be either cash or Stock), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to those Eligible Persons whom the Committee may from time to time select, in the amounts and pursuant to such other terms and conditions that the Committee, in its discretion, may determine and set out in the Award Agreement, subject to the following provisions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risks of forfeiture, Restriction Periods and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon; provided, however, that the Committee may require mandatory reinvestment of dividends in additional Restricted Stock, may provide that no dividends will be paid on Restricted Stock or retained by the Participant, or may impose other restrictions on the rights attached to Restricted Stock.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon Separation from Service during the applicable Restriction Period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of a Separation from Service resulting from specified causes, such as Retirement.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require and provide in the Award Agreement that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and risks of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to those Eligible Persons whom the Committee may from time to time select Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a Subsidiary or Affiliate to pay cash or deliver other property under the Plan, or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee and provided in the Award Agreement.

(f) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to those Eligible Persons whom the Committee may from time to time select such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries or Affiliates or other business units. The Committee shall determine and provide in the Award Agreement the terms and conditions of such Awards. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(f).

7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards. Any transaction otherwise authorized under this Section 7(a) remains subject to the restriction on repricing under Section 10(e).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth elsewhere in the Plan.

(c) Effect of Termination for Cause. If a Participant’s termination of employment or service is for “Cause”, a Participant’s unvested Awards and all vested Options shall be forfeited as of the date of termination. A termination for “Cause” shall mean a termination on account of (i) the commission by the Participant of willful misconduct (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the Participant, which is intended to cause, causes or is reasonably likely to cause material harm to the Company or an Affiliate (including harm to its business reputation), (ii) the conviction of the Participant for the commission or perpetration by the Participant of any felony or any crime involving dishonesty, moral turpitude or fraud, (iii the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Company or an Affiliate intends to institute any form of formal or informal regulatory action against the Participant (provided that the Board determines in good faith that the subject matter of such action involves acts or omissions by or under the supervision of the Participant or that termination of the Participant would materially advance the Company’s or an Affiliate’s compliance with the purpose of the action or would materially assist the Company or an Affiliate in avoiding or reducing the restrictions or adverse effects of the regulatory action); (iv) the exhibition by the Participant of a standard of behavior within the scope of the Participant’s employment or service that is materially disruptive to the orderly conduct of the Company’s business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board’s good faith and reasonable judgment, is materially detrimental to the Company’s best interest, that, if susceptible of cure remains uncured ten days following written notice to the Participant of such specific inappropriate behavior; or (v) in the case of a Participant who is an employee, the failure of the Participant to devote the Participant’s full business time and attention to Participant’s employment that, if susceptible of cure, remains uncured 30 days following written notice to the Participant of such failure.

(d) Acceleration of Vesting. Unless otherwise determined by the Committee at the time an Award is made, a Participant’s Award(s) shall be fully vested upon the Participant’s death or Disability.

8. CHANGE IN CONTROL.

(a) Effect of Change in Control. In the event that there occurs a Change in Control, the following provisions shall apply to a Participant’s Awards, unless otherwise provided by the Committee in the Award Agreement (in language specifically negating the effect of this Section 8(a)):

(i) In the case of an Award, all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the effective date of the Change in Control without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the effective date of the Change in Control.

(ii) The Committee may unilaterally determine that all outstanding Awards are cancelled upon a Change in Control and that the value of such Awards, as determined by the Committee, be paid out in cash in an amount based on the “Change in Control Price” within a reasonable period of time after the Change in Control effective date. For purposes of this paragraph, the “Change in Control Price” shall mean the highest price per share offered for a share of Stock in connection with any transaction constituting a Change in Control (as determined in good faith by the Committee if any part of such price is payable other than in cash) or, if the Change in Control event relates to a change in Board composition, the Fair Market Value of the Stock as of such event (as determined in good faith by the Committee).

(iii) If a Participant’s employment with the Company or an Affiliate is terminated within 12 months of Change in Control, then, notwithstanding any other provision of the Plan or the Participant’s Award Agreement(s), the Participant shall have until the first to occur of (i) the first anniversary of the Participant’s termination date or (ii) the expiration of the term of the Participant’s Option(s), to exercise such Option(s).

(b) Definition of “Change in Control.” “Change in Control” means the occurrence of any one of the following events after the Effective Date:

(i) Any Person (as defined in Section 13(d)(3) of the Securities and Exchange Act) shall have become the direct or indirect beneficial owner of twenty five percent (25%) or more of the then outstanding common shares of the Company;

(ii) The consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Event”), immediately following which the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation, or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than twenty-five percent (25%) of the consolidated assets of the Company immediately prior to such Corporate Event.

(iii) The date the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets;

(iv) The date there shall have been a change in the composition of the Board within a two-year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company’s stockholders or, if earlier, initial appointment to the Board, was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period together with the directors who were previously so approved.

(c) Alternative Awards. Notwithstanding anything in this Article 8 to the contrary, no cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor to the Company; provided that any such Alternative Award must:

(i) Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(ii) Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iv) Have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

9. Additional Award Forfeiture Provisions. The Committee may provide in an Award Agreement that a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award or to retain cash, Stock, other Awards, or other property acquired in connection with an Award, shall be conditioned upon the Participant’s compliance with specified conditions that protect the business interests of the Company and the Subsidiaries and Affiliates from harmful actions of the Participant, including, without limitation, conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company, the Subsidiaries and Affiliates, and the officers and directors of the Company and the Subsidiaries and Affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following Separation from Service with the Company. Accordingly, an Award Agreement may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award.

10. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate. The Committee may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The terms and conditions of each Award granted shall comply with applicable banking laws and regulations. Awards are subject to exercise or forfeiture upon the direction of the Federal Deposit Insurance Corporation if Square 1 Bank’s capital falls below applicable minimum regulatory requirements.

(b) Limits on Transferability; Beneficiaries.

(i) No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary or Affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that, during a Participant’s lifetime, Awards and other rights (other than ISOs) may be transferred to one or more of the following:

(A) the Participant’s spouse, children (including adopted and step children) or grandchildren (including adopted and step grandchildren), parents, grandparents or siblings,

(B) a trust for the benefit of one or more of the Participant or the persons referred to in clause (A), or

(C) a partnership, limited liability company or corporation in which the Participant or the Persons referred to in clause (A) are the only partners, members or shareholders.

(ii) If a Participant has died and then or thereafter a payment or benefit becomes distributable under an Award, such payment or benefit will be distributed to the Participant’s Beneficiary; provided, however, that an individual or trust will be deemed a Beneficiary only if he, she or it is surviving or in existence on the date of death of the Participant and if the Participant has designated such individual or trust as a Beneficiary in his or her most recent written and duly filed Beneficiary designation (i.e., any new Beneficiary designation under the Plan cancels a previously filed Beneficiary designation). If no Beneficiary is living or in existence at the time of Participant’s death, any subsequent payment or benefit will be distributable to the person or persons in the first of the following classes of successive preference:

(A) widow or widower, if then living,

(B) surviving children, equally,

(C) surviving parents, equally,

(D) surviving brothers and sisters, equally,

(E) executors or administrators; and the term “Beneficiary” as used in the Plan shall include such individuals. This provision applies to payments and benefits distributable upon vesting or after expiration of any mandatory or elective deferral period, and also to the right to exercise any Option or SAR during any period in which the Award is outstanding and exercisable.

(iii) A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock in such a way that an adjustment is appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of:

(i) the number and kind of shares of Stock that may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4,

(ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and

(iii) the exercise price, grant price or purchase price relating to any Award.

(d) Tax Provisions.

(i) Withholding. The Company and any Subsidiary or Affiliate is authorized to withhold from any Award or payment relating to an Award under the Plan, including, without limitation, from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with such Award or payment, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any such Award or payment. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten (10) days thereof.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or if such amendment would either:

(i) materially increase the number of shares reserved for issuance and delivery under the Plan,

(ii) change the types of Awards available under the Plan,

(iii) expand the class of persons eligible to receive Awards under the Plan,

(iv) extend the term of the Plan, or

(v) decrease the exercise price at which Options may be granted.

The Board may otherwise, in its discretion, submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend outstanding Awards, except as limited by the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision).

Subject to Section 10(f), without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

(i) lowering the exercise price of an Option or SAR after it is granted;

(ii) any other action that is treated as a repricing under generally accepted accounting principles;

(iii) except as provided in Section 10(f), canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Stock, in exchange for another Option or SAR, Restricted Stock, other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 10(c). With regard to other terms of Awards, the authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Option Exchange Program. Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 10(e) hereof, the Company, by action of the Committee, may, not later than December 31, 2010, effect an option exchange offer program (the “Option Exchange Program”), to be commenced through one or more option exchange offers, provided that in no event may more than one offer to exchange be made for any outstanding Option. Under any option exchange offer, Participants will be offered the opportunity to exchange outstanding unexercised and unexpired Options granted under the Plan with an exercise price per share greater than $10.00 (the “old options”) for new options (the “replacement options”), as follows: (i) a “value” for each old option shall be determined in accordance with a generally accepted option valuation method as of a date immediately prior to the commencement of any exchange offer; (ii) the Committee shall determine an exchange ratio for the Option Exchange Program consistent with the old option value and the value (determined by reference to the same valuation method) of a new option granted on the same date with comparable terms pursuant to which (A) each replacement option shall represent the right to purchase fewer shares of Stock than the shares underlying the old option, and (B) the per share exercise price of each replacement option shall be not less than the fair market value of a share of Stock on the date of issuance of the replacement option; (iii) each old option or portion thereof that is fully vested shall be exchanged for a replacement option or portion thereof that is fully vested on the date of issuance, and each old option or portion thereof that is unvested shall be exchanged for a replacement option or portion thereof that is unvested as of the date of such issuance will, unless otherwise determined by the Committee, vest on the date(s) the old option would have vested in accordance with its terms; and (4) each replacement option shall have the same expiration date as the old option. All other material terms of each replacement option shall be substantially similar to the old option exchanged therefor. Subject to the foregoing, the Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan, unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable.

(i) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary or Affiliate, (ii) interfering in any way with the right of the Company or a Subsidiary or Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award. Except as expressly provided in the Plan and an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary or Affiliate and shall not affect any benefits under any other benefit plan under which the availability or amount of benefits is related to the level of compensation (unless required by applicable law, or by any such other plan or arrangement with specific reference to Awards under this Plan).

(k) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or Award Agreement or other document relating thereto.

(l) Plan Effective Date and Termination. The Plan, reflecting the amendment and restatement of the Prior Plan, is effective upon approval of the Plan by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at the duly held meeting of the Company’s stockholders coincident with or next following the date of Board approval of this Plan. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan will terminate on the date that is ten (10) years after the date upon which stockholders of the Company approved the Prior Plan and the Plan will remain in effect until such time as the Company has no further rights or obligations with respect to outstanding Awards or otherwise under the Plan.

(m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles, and applicable provisions of federal law.

(n) Prior Awards. With respect to Awards granted under the Prior Plan, the provisions of the Prior Plan shall apply in the case of any dispute relating to the interpretation of a Participant’s rights under an Award made under the provisions of the Prior Plan in the event of any conflict between the Prior Plan and the amended and restated Plan.